Exhibit 99

Wendy’s International, Inc. reports 2003 First Quarter results

Systemwide sales increased 7.1% to a record $2.3 billion

Revenue grew 13.3% to $694 million; Net income grew 1% to $43.9 million

Company reiterates 7% to 10% EPS growth goal for 2003

DUBLIN, Ohio (April 23, 2003) – Wendy’s International, Inc. (NYSE: WEN) announced today its financial results for the first quarter ended March 30, 2003. The Company also reiterated its 7% to 10% earnings per share growth goal for 2003 and announced its 101st consecutive quarterly dividend during its Annual Meeting of Shareholders held today in Columbus, Ohio.

First Quarter 2003

■	Systemwide sales grew 7.1% to a record $2.3 billion. Systemwide sales include sales of both company operated and franchised restaurants.

■	Total revenues increased 13.3% to a record $694 million, including revenues from Baja Fresh Mexican Grill™, which was acquired in June of 2002.

■	Same-store sales results in the first quarter of 2003 and 2002 were:
	2003	2002
Wendy’s® U.S.-Company:	(3.1%)	5.6%
Wendy’s U.S.-Franchise:	(1.7%)	8.1%
Tim Hortons® Canada:	3.9%	7.9%
Tim Hortons U.S.:	0.4%	10.0%
Baja Fresh® (system):	(1.8%)	5.4%*

■	Net income grew 1% to a record $43.9 million and diluted earnings per share (EPS) were $0.38 versus $0.39 a year ago.

■	The Company and its franchisees opened 83 new restaurants systemwide during the quarter. The openings consisted of 33 Wendy’s, 33 Tim Hortons and 17 Baja Fresh Mexican Grill restaurants.

■	Wendy’s domestic operating margin declined 170 basis points to 13.1%, due primarily to lower than expected sales.

■	The Company continued to repurchase its common shares during the quarter. Through March 28, the Company repurchased 1.40 million shares for $35.9 million. The Company has repurchased a total of $863.1 million of shares since it began its program in 1998 and has $186.9 million remaining on its share repurchase authorization from the Board of Directors.

Management reiterated its 2003 earnings per share goal in the range of $2.02 to $2.08, up 7% to 10% from $1.89 in 2002. The Company’s long-term EPS growth goal continues to be 12% to 15%.

Chairman and Chief Executive Officer Jack Schuessler said: “We produced good systemwide sales and revenue growth in a challenging environment. New restaurant development is on track and Tim Hortons in Canada produced strong sales growth. We also benefited from the addition of revenues from Baja Fresh.

“Same-store sales were lower than expected in the first quarter at Wendy’s, Baja Fresh and Tim Hortons U.S.,” Schuessler said. “We were comparing against very strong sales during the same period a year ago.”

A number of factors presented challenges in the restaurant industry during the quarter including severe weather, a weak overall economy, a 10-year low in consumer confidence and concerns about the war in Iraq. A spike in gasoline prices also impacted consumer spending habits.

Earnings in the first quarter were negatively impacted by $0.02 per share in dilution from Baja Fresh, which was expected. The Company previously announced that it expected a total of $0.04 per share in dilution from Baja Fresh for the full year in 2003.

Earnings in the quarter were positively impacted by $0.015 per share due to an improvement in the Canadian exchange rate, which is important since Tim Hortons generates a significant portion of the Company’s income.

Chief Financial Officer Kerrii Anderson said: “This was a challenging quarter from an earnings perspective, but we anticipated that the first half of the year would be difficult due to macro economic conditions and discounting by our competitors. Our entire team focused on effective cost control at the enterprise and restaurant level.

“We have been taking the opportunity to repurchase our common shares at a good value,” Anderson said. “Looking ahead, we are optimistic that business trends will improve and we continue to expect EPS growth in the 7% to 10% range for 2003.”

101st consecutive quarterly dividend approved

The Board of Directors today approved a quarterly dividend of 6 cents per share, payable on May 19 to shareholders of record as of May 5. It will be the Company’s 101st consecutive dividend payment to shareholders.

Company plans conference call and web cast on April 24

The Company’s investor conference call and Internet web cast to discuss first quarter results is scheduled for 8:00 a.m. (Eastern) on Thursday, April 24, 2003.

You can participate in the conference call in either one of the following ways:

■	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance. Please note that instant replay will be available following the conference call. The instant replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The conference ID number is 9502994. The instant replay will be available through midnight on Friday, April 25.

■	Simultaneous Webcast: Available at www.wendys-invest.com; the call will also be archived at that site.

April sales will be released on May 6

The Company plans to issue monthly sales for April on May 6. The April period ends on May 4.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies, with $9.4 billion in 2002 systemwide sales, more than 8,861 total restaurants, and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill™. The Company invested in two quality brands during

2002 – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Wendy’s Old Fashioned Hamburgers was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with 6,262 restaurants in the United States, Canada and international markets. More information about Wendy’s is available at www.wendys.com.

Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,213 Tim Hortons restaurants in Canada and 160 in the U.S. More information about Tim Hortons is available at www.timhortons.com.

Baja Fresh Mexican Grill was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 226 restaurants in the United States. More information about Baja Fresh is available at www.bajafresh.com.

Safe Harbor statement

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. Factors set forth in our Safe Harbor under the Private Securities Litigation Reform Act of 1995, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. Please review the Company’s Safe Harbor statement at http://www.wendys-invest.com/safeharbor.

Cafe Express is a trademark of Cafe Express LLC

Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

* Baja Fresh was acquired by the Company on June 19, 2002. Information for any period before that is for informational purposes only.

CONTACT:

John Barker (614-764-3044 or john_barker@wendys.com)

Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	First Quarter Ended
	03/30/2003	03/31/2002
REVENUES
Retail sales	$559,871	$493,087
Franchise revenues	134,153	119,309

	694,024	612,396

COSTS & EXPENSES
Cost of sales	363,336	314,276
Company restaurant operating costs	121,288	106,627
Operating costs	30,686	25,156
General & administrative expenses	64,777	56,250
Depreciation & amortization
of property & equipment	38,081	32,742
Other expense (income)	(3,205)	(602)
Interest expense	11,528	10,673
Interest income	(1,051)	(1,406)

	625,440	543,716

INCOME BEFORE INCOME TAXES	68,584	68,680
INCOME TAXES	24,691	25,240

NET INCOME	$43,893	$43,440

Diluted earnings per common share	$0.38	$0.39

Diluted shares	115,032	115,410

WENDY'S INTERNATIONAL, INC.

SELECTED FINANCIAL DATA

( UNAUDITED)

		2003	2002	YEAR	YEAR	YEAR	YEAR
		QTR. 1	QTR. 1	2002	2001	2000	1999
OPERATIONS: (IN MILLIONS)
SYSTEMWIDE SALES
WENDY'S		$1,792	1,762	7,535	6,837	6,412	5,994
TIM HORTONS		$440	375	1,679	1,462	1,287	1,080
BAJA FRESH		$56	—	142	—	—	—
RETAIL SALES		$559.9	493.1	2,187.4	1,925.3	1,807.8	1,666.4
% CHANGE FROM PREVIOUS PERIOD	%	13.5	9.7	13.6	6.5	8.5	5.5
TOTAL REVENUES		$694.0	612.4	2,730.3	2,391.2	2,236.9	2,067.1
% CHANGE FROM PREVIOUS PERIOD	%	13.3	10.2	14.2	6.9	8.2	6.4
EARNINGS BEFORE INTEREST & TAXES (EBIT)		$79.1	77.9	381.4	327.9	286.5	278.8
INCOME BEFORE INCOME TAXES (IBIT)		$68.6	68.7	345.9	307.4	271.4	268.7
NET INCOME		$43.9	43.4	218.8	193.6	169.6	166.6
DEPRECIATION		$38.1	32.7	139.1	118.3	108.3	97.9
WENDY'S DOMESTIC OPERATIONS
WENDY'S TRANSACTIONS CHANGE FROM PREVIOUS PERIOD	%	(2.9)	2.7	2.5	0.0	0.2	5.7
WENDY'S AVERAGE CHECK CHANGE FROM PREVIOUS PERIOD	%	(0.2)	2.9	2.2	2.0	2.2	3.2
DOMESTIC WENDY'S COMPANY OPERATING MARGIN	%	13.1	14.8	15.8	14.9	16.5	16.7
WENDY'S DOMESTIC COST OF SALES
FOOD	%	28.8	29.0	29.0	29.7	29.2	29.2
STORE LABOR	%	28.4	27.5	27.0	27.0	26.5	26.1
PAPER	%	3.5	3.6	3.6	3.5	3.6	3.7

TOTAL	%	60.7	60.1	59.6	60.2	59.3	59.0
DOMESTIC WENDY'S AVERAGE CREW WAGE RATE PER HOUR		$7.17	7.05	7.09	6.96	6.73	6.41
FINANCIAL POSITION: (IN MILLIONS)
PROPERTY AND EQUIPMENT, NET		$1,883.7	1,651.2	1,851.3	1,648.0	1,497.1	1,389.2
LONG TERM OBLIGATIONS		$685.5	452.2	681.7	451.2	248.4	249.0
SHAREHOLDERS' EQUITY		$1,478.7	1,105.4	1,448.6	1,029.8	1,126.1	1,065.4
CASH		$126.9	132.3	171.9	111.1	169.7	210.8
PER SHARE DATA:
NET INCOME—DILUTED		$0.38	0.39	1.89	1.65	1.44	1.32
% CHANGE FROM PREVIOUS PERIOD	%	(3)	18	15	15	9	39
DIVIDENDS		$0.06	0.06	0.24	0.24	0.24	0.24
DIVIDENDS (%EPS)%		16	15	13	15	17	18
SHAREHOLDERS' EQUITY		$13.0	10.3	12.6	9.8	9.9	9.0
RATIOS:
DEBT TO EQUITY	%	46	41	47	44	22	23
DEBT TO TOTAL CAPITALIZATION	%	32	29	32	30	18	19
RESTAURANT DATA:
NORTH AMERICAN WENDY'S OPEN AT YEAR (QTR)-END
COMPANY	#	1,330	1,231	1,316	1,223	1,148	1,082
FRANCHISE	#	4,589	4,453	4,587	4,431	4,271	4,079
INTERNATIONAL WENDY'S OPEN AT YEAR (QTR)-END
COMPANY	#	4	5	4	5	5	30
FRANCHISE	#	339	375	346	384	368	336

TOTAL WENDY'S	#	6,262	6,064	6,253	6,043	5,792	5,527
TIM HORTONS CANADA.	#	2,213	2,042	2,188	2,023	1,860	1,709
TIM HORTONS U.S.	#	160	143	160	140	120	108

TOTAL TIM HORTONS	#	2,373	2,185	2,348	2,163	1,980	1,817
BAJA FRESH	#	226	158	210	151	96	57
AVERAGE SAME-STORE SALES CHANGE
WENDY'S DOMESTIC COMPANY	%	(3.1)	5.6	4.7	2.1	3.1	7.9
WENDY'S DOMESTIC FRANCHISE	%	(1.7)	8.1	7.1	2.6	2.2	6.8
TIM HORTONS CANADA	%	3.9	7.9	7.2	7.8	9.1	10.5
TIM HORTONS U.S.	%	0.4	10.0	9.9	7.7	12.7	13.9
BAJA FRESH SYSTEMWIDE	%	(1.8)	5.4	2.7	7.8	7.5	8.1
AVERAGE NET SALES PER
TOTAL DOMESTIC WENDY'S RESTAURANT (IN THOUSANDS)		$297	303	1,280	1,199	1,167	1,138
% CHANGE FROM PREVIOUS PERIOD	%	(2.0)	8.2	6.7	2.8	2.6	7.2
OTHER DATA: (IN THOUSANDS)
BASIC SHARES	#	114,410	106,139	111,900	112,275	114,341	122,032
DILUTED SHARES	#	115,032	115,410	116,558	121,144	122,483	131,039

WENDY’S INTERNATIONAL, INC.

NEW STORE DEVELOPMENT AND NET CHANGE SUMMARY

1ST QUARTER ENDED MARCH 30, 2003

	WENDY’S
	Company			Franchise
	North America	Int’l	Total	North America	Int’l	Total	Wendy’s System
Openings	7	0	7	24	2	26	33
Closings	(1)	0	(1)	(14)	(9)	(23)	(24)
Acquisitions	8	0	8	0	0	0	8
Sale of Restaurants	0	0	0	(8)	0	(8)	(8)
Total Change	14	0	14	2	(7)	(5)	9
As of December 29, 2002	1,316	4	1,320	4,587	346	4,933	6,253

As of March 30, 2003	1,330	4	1,334	4,589	339	4,928	6,262

	TIM HORTONS			BAJA FRESH
	Canada	U.S.	Hortons’ System	Company	Franchise	Baja Fresh’s System
Openings	32	1	33	5	12	17
Closings	(7)	(1)	(8)	(1)	0	(1)
Acquisitions	—	—	—	0	0	0
Sale of Restaurants	—	—	—	0	0	0
Total Change	25	0	25	4	12	16
As of December 29, 2002	2,188	160	2,348	98	112	210

As of March 30, 2003	2,213	160	2,373	102	124	226

TOTAL WII STORES
Openings	83
Closings	(33)
Total Change	50
As of December 29, 2002	8,811

As of March 30, 2003	8,861

Additional Stores Under Construction:
Wendy’s	Company	15
	Franchise	33
	TOTAL	48

Tim Hortons		10

Baja Fresh	Company	6
	Franchise	7
	TOTAL	13

TOTAL SYSTEM		71

WENDY’S INTERNATIONAL, INC.

INCOME STATEMENT DEFINITIONS

Retail Sales include sales from company operated restaurants. Also included are the sales to franchisees from Wendy’s bun baking facilities, and sales to franchisees from Tim Hortons’ coffee roaster and distribution warehouses.

Franchise Revenues primarily consist of royalties, rental income and franchise fees. Franchise fees include charges for various costs and expenses related to establishing a franchisee’s business, and include initial equipment packages for the Hortons’ franchises.

Cost of Sales includes food, paper and labor costs for restaurants. Also included are the cost of goods sold to franchisees from Wendy’s bun baking facilities, and Tim Hortons’ coffee roaster and distribution warehouses.

Company Restaurant Operating Costs consist of all costs necessary to manage and operate restaurants, except cost of sales. These include advertising, insurance, maintenance, rent, etc., as well as support costs for personnel directly related to restaurant operations.

Operating Costs include rent expense related to properties leased to franchisees, and cost of equipment sold to franchisees as part of the initiation of the franchise business. Training and other costs necessary to ensure a successful Hortons franchise opening and costs to operate and maintain the Tim Hortons’ distribution warehouses, Tim Hortons’ coffee roaster and Wendy’s bun baking facilities are also included in operating costs.

General and Administrative Expenses are costs that cannot be directly related to generating revenue.

Other Income and Expense includes expenses (income) that are not directly derived from the Company’s primary businesses. This includes income from the Company’s investments in joint ventures and other minority investments. Expenses include store closures and other asset write-offs.

Wendy’s Domestic Company Operating Margin includes retail sales, cost of sales and company restaurant operating costs for Wendy’s domestic company operated stores. Company restaurant operating costs do not include depreciation on store assets.

WENDY’S INTERNATIONAL, INC.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition.    The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions.    The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations.    The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation.    The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans.    The Company plans to increase the number of systemwide Wendy’s and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations.    The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants.    The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment.    The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants.    The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the ability of the joint venture to acquire real estate and construct and equip a manufacturing plant on acceptable terms, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions.    The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.